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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Form S-4 Registration Statement No. 333-156417, Form S-8 Registration Statements Nos. 333-136967, 333-136968, 333-136969, 333-136970, 333-150190 and 333-153339 and the Form S-3D Registration Statement No. 333-136050 of Yadkin Valley Financial Corporation of our reports dated March 31, 2009 with respect to the consolidated financial statements of Yadkin Valley Financial Corporation and the effectiveness of internal control over financial reporting, which reports appear in the December 31, 2008 annual report on Form 10-K of Yadkin Valley Financial Corporation.

        Our report, dated March 31, 2009, on the effectiveness of internal control over financial reporting as of December 31, 2008, expresses our opinion that Yadkin Valley Financial Corporation did not maintain effective internal control over financial reporting as of December 31, 2008, because of the effect of material weaknesses on the achievement of objectives of the control criteria and contains explanatory paragraphs that outline material weaknesses in Yadkin Valley Financial Corporation's (1) control environment, (2) accounting for significant estimates, (3) credit administration, and (4) preparation of financial reports. These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2008 consolidated financial statements, and did not affect our report dated March 31, 2009 on those consolidated financial statements.

Charlotte, North Carolina
March 31, 2009

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM